Exhibit 10(a)78

                               FIRST AMENDMENT TO
                              THE SOUTHERN COMPANY
                            SUPPLEMENTAL BENEFIT PLAN

         WHEREAS, Southern Company Services, Inc. ("Company") has established The Southern Company Supplemental Benefit Plan ("Plan") to provide deferred compensation benefits primarily for a select group of management or highly compensated employees which are not otherwise payable under tax qualified plans of the Southern Company as a result of certain statutory limitations provided under the Internal Revenue Code; and

         WHEREAS, the Company, through its Board of Directors, has reserved unto itself the authority to amend the Plan at any time; and

         WHEREAS, the Company wishes to provide for the withholding of the Old Age, Survivors and Disability Insurance portion of the tax due under the Federal Insurance Contributions Act from payments of Pension Benefits as that term is defined under the Plan.

         Accordingly, the Plan is hereby amended in the following particulars, to be effective as set forth below:

                                       1.

         Effective January 1, 1999, amend Section 5.3(a)(1) of the Plan by deleting said Section in its entirety and substituting the following in lieu thereof:

                 5.3(a)(1) The amount necessary to pay the tax due under the
                           Federal Insurance Contributions Act with respect to the accrued Pension Benefit determined upon retirement (or such other appropriate "resolution date" as defined under Treasury Regulation Section 31.3121(v)-2) calculated in accordance with Section 5.1;

                                       2.

         All parts of the Plan not inconsistent herewith are hereby ratified and affirmed.

         IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of Southern Company Services, Inc. pursuant to resolutions of the Board of Directors of the Company this 15th day of April, 1999.

                         SOUTHERN COMPANY SERVICES, INC.

                     By:

                              Christopher C. Womack
                        Senior Vice President, Human Resources

ATTEST:

By:

Its: